Exhibit h.5

SHAREHOLDER SERVICING AGREEMENT

SHAREHOLDER SERVICING AGREEMENT (the “Agreement”), dated as of [    ], 2005, between Allianz Global Investors Fund Management LLC (“Allianz”) and UBS Securities LLC (“UBS Securities”).

WHEREAS, Nicholas-Applegate International & Premium Strategy Fund (the “Fund”) is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and its shares of beneficial interest are registered under the Securities Act of 1933, as amended; and

WHEREAS, Allianz is the investment manager of the Fund; and

WHEREAS, Allianz desires to retain UBS Securities to provide shareholder servicing and market information with respect to the Fund, and UBS Securities is willing to render such services;

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1. Allianz hereby employs UBS Securities, for the period and on the terms and conditions set forth herein, to provide the following services (the “Services”):

(a) Undertake to make available public information pertaining to the Fund on an ongoing basis and to communicate to investors and prospective investors the Fund’s features and benefits (including periodic seminars or conference calls, responses to questions from current or prospective shareholders and specific shareholder contact where appropriate), provided that Services shall not include customary market research information provided by UBS Securities or its registered broker-dealer affiliates in the ordinary course of their business;

(b) Make available to investors and prospective investors market price, net asset value, yield and other information regarding the Fund (provided that Services shall not include customary market research information provided by UBS Securities or its registered broker-dealer affiliates in the ordinary course of their business), if reasonably obtainable, for the purpose of maintaining the visibility of the Fund in the investor community;

(c) At the request of Allianz or the Fund, provide certain economic research and statistical information and reports, if reasonably obtainable, on behalf of Allianz or the Fund and consult with representatives of Allianz and/or the Board of Trustees of the Fund in connection therewith, which information and reports shall include: (i) statistical and financial market information with respect to the Fund’s market performance; and (ii) comparative information regarding the Fund and other closed-end management investment companies with respect to (x) the net asset value of their respective shares, (y) the respective market performance of the Fund and such other companies, and (z) other relevant performance indicators. Except as legally required, such information and reports may not be quoted or referred to, orally or in writing, reproduced or disseminated by the Fund or any of its affiliates or any of their agents, without the prior written consent of UBS Securities, which consent will not be unreasonably withheld;

(d) At the request of Allianz or the Fund, provide information to and consult with Allianz and/or the Board of Trustees of the Fund with respect to applicable strategies designed to address market value discounts, which may include share repurchases, tender offers, modifications to dividend policies or capital structure, repositioning or restructuring of the Fund, conversion of the Fund to an open-end investment company, liquidation or merger; including providing information concerning the use and impact of the above strategic alternatives by other market participants.

(e) At the request of Allianz or the Fund, UBS Securities shall limit or cease any action or service provided hereunder to the extent and for the time period requested by Allianz or the Fund; provided, however, that pending termination of this Agreement as provided for in Section 5 hereof, any such limitation or cessation shall not relieve Allianz of its payment obligations pursuant to Section 2 hereof.

(f) Except as otherwise may be prohibited by law or regulation or restricted under non-disclosure, confidentiality or similar obligations, UBS Securities will promptly notify Allianz or the Fund, as the case may be, if the employees of UBS Securities that have responsibility for preparing the written information for Allianz or the Fund in connection with the performance of the Services under this Agreement personally learned that such information (except for forward looking information and/or information relating to Allianz or the Fund) contained, at the time it was made or published, a material inaccuracy; it being understood that information shall not be deemed to contain a material inaccuracy merely because such information has become inaccurate or stale through the passage of time or through the release or availability of new or updated information. Allianz and the Fund acknowledge and agree that the information to be provided under this Agreement is necessarily inherent to economic, monetary, market and other conditions as in effect on the date published and that there may be other information regarding the same subject matter not available to UBS Securities on such date. Notwithstanding anything herein to the contrary, Allianz and the Fund further acknowledge and agree that UBS Securities is under no obligation to review or independently verify any information to be provided under this Agreement nor to conduct any due diligence whatsoever or to update, revise or reaffirm such information. UBS Securities is aware of the obligations under the federal and state securities laws not to trade on the basis of material non-public information.

2. Allianz will pay UBS Securities a fee computed monthly and payable quarterly at the annual rate of 0.10% of the average daily total managed assets of the Fund. “Total managed assets” means the total assets of the Fund (including any assets attributable to any preferred shares and borrowings of the Fund that may be outstanding) minus accrued liabilities (other than liabilities representing borrowings). Fees payable hereunder shall be subject to the sales charge limits of the National Association of Securities Dealer, Inc., and the total of all such fees shall not exceed % of the aggregate offering price in the initial public offering of the common shares of the Fund (the “Offering”) (the “Maximum Fee Amount”). The Maximum Fee Amount payable by Allianz to UBS Securities hereunder, when taken together with the sales load and other underwriting compensation in connection with the Offering, will not exceed the maximum compensation allowed under the conduct rules of the NASD, Inc. (which Allianz and UBS Securities understand to be 9.00% of the aggregate initial offering price of the common shares of the Fund).

3. Allianz acknowledges that the shareholder services of UBS Securities provided for hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of UBS Securities, and UBS Securities is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the Services described in Section 1 hereof, it being understood between the parties hereto that any such advice, recommendations or such similar activities if, and to the extent, agreed to be performed by UBS Securities shall be the subject of a separate agreement with Allianz, including, but not limited to, separate agreements with respect to any indemnification of UBS Securities. Except to the extent legally required (after consultation with UBS Securities and its counsel, if reasonably possible), neither (i) the name of UBS Securities nor (ii) any advice rendered by UBS Securities to Allianz or the Fund in connection with the Services performed by UBS Securities pursuant to this Agreement will be quoted or referred to orally or in writing, or in the case of (ii), reproduced or disseminated, by the Fund or any of its affiliates or any of their agents, without the prior written consent of UBS Securities, which consent will not be unreasonably withheld.

4. Nothing herein shall be construed as prohibiting UBS Securities or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment managers), so long as Services provided by UBS Securities to Allianz and the Fund are not impaired thereby. In addition, nothing herein shall be construed as prohibiting UBS Securities and its affiliates, in the ordinary course of business, from trading the securities of the Fund for its own account and for the accounts of customers or from holding at any time a long or short position in such securities. Neither this Agreement nor the performance of the Services hereunder shall be considered to constitute a partnership, association or joint venture between UBS Securities and Allianz. In addition, nothing herein shall be construed to constitute UBS Securities as the agent or employee of Allianz or Allianz as the agent or employee of UBS Securities, and neither party shall make any representation to the contrary.

5. The term of this Agreement shall commence upon the date referred to above and shall thereafter continue so long as the Investment Management Agreement remains in effect between the Fund and Allianz, or any successor in interest or affiliate of Allianz, as and to the extent that such Investment Management Agreement is renewed periodically in accordance with the 1940 Act; provided, however, that this Agreement shall automatically terminate if further payments to UBS Securities would cause the total amount of underwriting compensation in connection with the Offering to exceed the Maximum Fee Amount; and further provided, however, that in the event that the contractual advisory fee rate payable by the Fund to Allianz or such successor or affiliate under the Investment Management Agreement is reduced, the fee payable by Allianz to UBS Securities pursuant to Section 2 of this Agreement shall be reduced in proportion to, and for the period of, such reduction of the advisory fee, and this agreement shall be deemed to be amended automatically to reflect the same.

6. To the extent permitted by Regulation S-P, Regulation FD and other applicable law, Allianz will furnish UBS Securities with such information as UBS Securities reasonably believes appropriate to its assignment hereunder (all such information so furnished being the “Information”). Allianz recognizes and confirms that UBS Securities (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the Services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of Allianz’ knowledge, the Information to be furnished by Allianz when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. Allianz will promptly notify UBS Securities if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered by it to UBS Securities.

7. It is understood that UBS Securities is being engaged hereunder as an independent contractor solely to provide the Services described above to Allianz and to the Fund and that UBS Securities is not acting as a fiduciary of any person, and shall have no duties or liability to the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

8. Allianz agrees that UBS Securities shall have no liability to Allianz or the Fund for any act or omission to act by UBS Securities in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of UBS Securities. Allianz agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement or in the Indemnification Agreement, Allianz’ indemnification obligations shall not apply to any losses, claims, damages, liabilities, fines or expenses (including legal expenses) arising out of or relating to limitations on or the reasonableness or characterization of the compensation payable by Allianz to UBS Securities under this Agreement, including as a result of any violation of applicable rules of the National Association of Securities Dealers, Inc or other applicable law.

9. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY THEREIN AND WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

10. EACH OF ALLIANZ AND UBS SECURITIES AGREE THAT ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF UBS SECURITIES’ ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. ALLIANZ AND UBS SECURITIES EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF ALLIANZ AND UBS SECURITIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH JURISDICTION REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

11. Allianz and UBS Securities each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby. This Agreement may not be assigned by either party without the prior written consent of the other party.

12. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both UBS Securities and Allianz.

13. All notices required or permitted to be sent under this Agreement shall be sent, if to Allianz:

Allianz Global Investors Fund Management LLC

1345 Avenue of the Americas

New York, New York 10105

Attention: Brian Shlissel

or if to UBS Securities:

UBS Securities LLC

299 Park Avenue

New York, New York 10171

Attention: Chief Legal Officer

or such other name or address as may be given in writing to the other party. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

14. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Shareholder Servicing Agreement as of the date first above written.

ALLIANZ GLOBAL INVESTORS FUND
MANAGEMENT LLC

By:
Name:
Title:

UBS SECURITIES LLC

By
Name:
Title:

By
Name:
Title:

UBS Securities LLC Indemnification Agreement

April [    ], 2005

UBS Securities LLC

299 Park Avenue

New York, New York 10171

In connection with the engagement of UBS Securities LLC (“UBS Securities”) to provide Services to the undersigned (the “Company”) as set forth in the Shareholder Servicing Agreement dated April [    ], 2005 between the Company and UBS Securities (the “Agreement”), in the event that UBS Securities becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) (i) in connection with or arising out of any untrue statement or alleged untrue statement of a material fact contained in information with respect to the Fund made public by or at the direction of the Fund or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) otherwise in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold UBS Securities harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except, (a) in the case of clause (i) only, to the extent it shall be determined by a court of competent jurisdiction that such losses claims, damages, liabilities and expenses resulted from UBS Securities using, in a manner constituting gross negligence or willful misconduct of UBS Securities, an outdated report or information instead of a recent report or information made available to UBS Securities that replaced the outdated report or information or (b) in the case of clause (ii) only, to the extent it shall be determined by a court of competent jurisdiction that such losses, claims, damages, liabilities and expenses resulted from the gross negligence or willful misconduct of UBS Securities. In addition, in the event that UBS Securities becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company will reimburse UBS Securities for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by UBS Securities in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company, on the one hand, and UBS Securities, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which UBS Securities has been retained to perform services bears to the fees paid to UBS Securities under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that UBS Securities is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS Securities pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS Securities, on the other hand. Promptly after UBS Securities receives actual notice of the commencement of any Proceeding in respect of which indemnification or reimbursement may be sought hereunder, UBS Securities will notify the Company thereof; but the omission so to notify the Company shall not relieve the Company from any obligation hereunder unless, and only to the extent that, such omission results in the Company’s forfeiture of substantive rights or defenses. If any such action or other proceeding shall be brought against UBS Securities, the Company shall, upon written notice given reasonably promptly following UBS Securities’ notice to the Company of such Proceeding, be entitled to assume the defense thereof at the Company’s expense with counsel chosen by the Company and reasonably satisfactory to UBS Securities; provided, however, that UBS Securities may retain separate counsel to participate in such defense but the fees and expenses of such counsel shall be at the expense of UBS Securities unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably satisfactory to UBS Securities to have charge of the defense of such Proceeding or UBS Securities shall have reasonably concluded that there may be defenses available to it which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of UBS Securities), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction). The Company agrees that it will not, without the prior written consent of UBS Securities, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Proceeding in respect of which indemnification could be sought under this Indemnification Agreement (whether or not UBS Securities is an actual or potential party thereto), unless such settlement, compromise or consent includes an unconditional release

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of UBS Securities from all liability arising out of such Proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of UBS Securities. For purposes of this Indemnification Agreement, UBS Securities shall include UBS Securities LLC, any of its affiliates, each other person, if any, controlling UBS Securities or any of its affiliates, their respective officers current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither UBS Securities nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either UBS Securities’ engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that any such losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of UBS Securities in performing the services that are the subject of the Agreement.

Notwithstanding the foregoing or anything to the contrary in this Agreement, the Company’s indemnification obligations under this Agreement shall not apply to any losses, claims, damages, liabilities, fines or expenses arising out of or relating to the characterization of the compensation payable by the Company to UBS Securities under the Agreement, including with respect to the characterization of such compensation under applicable rules of the NASD, Inc.

For the avoidance of doubt, UBS Securities’ underwriting activities on behalf of the Company or its clients, including the Fund referred to in the Agreement, shall not constitute a matter in any way relating to or referred to in the Agreement or be deemed to arise out of matters contemplated by the Agreement, and the Company’s indemnification obligations hereunder shall not apply to any Proceeding arising out of or relating to such underwriting activities.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS SECURITIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT

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BY AND THIRD PARTY AGAINST UBS SECURITIES OR ANY INDEMNIFIED PARTY. EACH OF UBS SECURITIES AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

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The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of UBS Securities’ engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

ALLIANZ GLOBAL INVESTORS FUND
MANAGEMENT LLC

By:
Name:
Title:

Accepted and agreed to as of
the date first above written:

UBS SECURITIES LLC

By:
By:
Title:

By:
By:
Title:

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